Exhibit 21

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
       SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                    (As of December 31, 1995)

                                                        State or
                                                        country of
     Name                                               organization
     ----                                               ------------

Alcoa Alumina & Chemicals, L.L.C.*                      Delaware
   Alcoa ACC Industrial Chemicals Ltd.                  India
   Alcoa Kasei Limited                                  Japan
   Alcoa Minerals of Jamaica, Inc., L.L.C.              Delaware
   Alcoa Steamship Company, Inc.                        New York
   Halco (Mining) Inc.                                  Delaware
      Compagnie des Bauxites de Guinee                  Delaware
   Lib-Ore Steamship Company, Inc.                      Liberia
   Moralco Limited                                      Japan
   St. Croix Alumina, L.L.C.                            Delaware
   Suriname Aluminum Company, L.L.C.                    Delaware
Alcoa Brazil Holdings Company                           Delaware
   Alcoa Aluminio S.A.                                  Brazil
Alcoa Closure Systems International, Inc.               Delaware
Alcoa Composites, Inc.**                                Delaware
Alcoa Generating Corporation                            Indiana
Alcoa International Holdings Company                    Delaware
   Alcoa Inter-America, Inc.                            Delaware
   Alcoa International Finance Company                  Delaware
   Alcoa Japan Limited                                  Japan
   Alcoa-Kofem Kft.                                     Hungary
   Alcoa Nederland Holding B.V.                         Netherlands
      Alcoa International, S.A.                         Switzerland
      Alcoa Nederland B.V.                              Netherlands
      Norsk Alcoa A/S                                   Norway
   Alcoa of Australia Limited                           Australia
      A.F.P. Pty. Limited                               Australia
          Hedges Gold Pty. Ltd.                         Australia
      Alcoa of Australia (Asia) Limited                 Hong Kong
   Alcoa Russia, Inc.                                   Delaware
   Asian-American Packaging Systems Co., Ltd.           China
   Kobe Alcoa Transportation Products, Ltd.             Japan
   Unified Accord SDN. BHD.                             Malaysia
Alcoa Laudel, Inc.                                      Delaware
Alcoa Manufacturing (G.B.) Limited                      England

* Registered to do business in California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa Industrial Chemicals.
**Registered to do business in Utah under the names of Fiber
  Technology and Fibertek and in California under the names of CSD, Alcoa Composites and Composite Structures Division.

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                                                        State or
                                                        country of
     Name                                               organization

Alcoa Properties, Inc.                                  Delaware
   Alcoa South Carolina, Inc.                           Delaware
   Jonathan's Landing, Inc.                             Delaware
Alcoa Recycling Company, Inc.                           Delaware
Alcoa Securities Corporation                            Delaware
   Alcoa Automotive Structures, Inc.                    Delaware
   Alcoa Brite Products, Inc.                           Delaware
   Alcoa Electronic Packaging, Inc.                     Delaware
   Alcoa Fujikura Ltd.                                  Delaware
      Stribel GmbH                                      Germany
      Michels GmbH                                      Germany
   Alcoa Kobe Transportation Products, Inc.             Delaware
   Alcoa Nederland Finance B.V.                         Netherlands
      Alcoa Automotive Structures GmbH                  Germany
         Alcoa Chemie GmbH                              Germany
            Alcoa Deutschland GmbH                      Germany
            Alcoa VAW Hannover Presswerk GmbH & Co. KG  Germany
      Alcoa Chemie Nederland B.V.                       Netherlands
      Alcoa Moerdijk B.V.                               Netherlands
   Alcoa Packaging Machinery, Inc.                      Delaware
   Alutodo, S.A. de C.V.                                Mexico
   ASC Alumina, Inc.                                    Delaware
   B & C Research, Inc.                                 Ohio
   Forges de Bologne S.A.                               France
   Halethorpe Extrusions, Inc.                          Delaware
   H-C Industries de Mexico, S.A. de C.V.               Mexico
   Northwest Alloys, Inc.                               Delaware
   Pimalco, Inc.                                        Arizona
   Three Rivers Insurance Company                       Vermont
   Tifton Aluminum Company, Inc.                        Delaware
Alcoa (Shanghai) Aluminum Products Company Limited      China
Capsulas Metalicas, S.A.                                Spain
Gulf Closures W.L.L.                                    Bahrain
Shibazaki Seisakusho Limited                            Japan
The Stolle Corporation***                               Ohio
Tapoco, Inc.                                            Tennessee
Yadkin, Inc.                                            North Carolina


The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.

***   Registered to do business in Nevada under the name of Alcoa
      Building Products, Inc. and in Ohio under the name of Alcoa
      Building Products. Also registered to do business in California under the name of Stolle-Norcold Company.

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